Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF IKON OFFICE SOLUTIONS, INC. PURSUANT TO
18 U.S.C. SECTION 1350:
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

                 Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, William S. Urkiel, Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc. (the “Company”), do hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended December 31, 2003 (the “Report”) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   February 17, 2004

/s/ WILLIAM S. URKIEL William S. Urkiel Senior Vice President and Chief Financial Officer